For the six months ended (a) 11/30/96
File number (c)811-5206

                        SUB-ITEM 77Q1 (a)
                      ARTICLES OF AMENDMENT
                  CHANGING NAME OF CORPORATION
                PURSUANT TO MGCL SECTION 2-605(B)

     PRUDENTIAL GLOBAL NATURAL RESOURCES FUND,
INC., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New
York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland that:

     FIRST:    The Charter of the Corporation is
hereby amended to provide that the name of the Corporation is changed to "Prudential Natural
Resources Fund, Inc."

     SECOND:   The amendment does not change the
outstanding capital stock of the Corporation or the aggregate par value thereof.

     THIRD:    The foregoing amendment to the
Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH:   The Corporation is registered as an
open-end company under the Investment Company Act of 1940.

      FIFTH:   The foregoing amendment to the
Charter of the Corporation shall become effective at 8:59 a.m. on July 30, 1996.

     IN WITNESS WHEREOF, PRUDENTIAL GLOBAL NATURAL
RESOURCES FUND, INC., has caused these presents to be signed in its name on its behalf by its President and attested by its Assistant Secretary on July 10, 1996.

                    PRUDENTIAL GLOBAL NATURAL
RESOURCES FUND, INC.

                    By: /s/ Richard A. Redeker
                           Richard A. Redeker
                           President


Attest: /s/ Marguerite E.H. Morrison
     Marguerite E.H. Morrison
     Assistant Secretary


     The undersigned, President of PRUDENTIAL
GLOBAL NATURAL RESOURCES FUND, INC., who executed on behalf of said corporation the foregoing
Articles of Amendment to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                   /s/ Richard A.
Redeker
                                   Richard A.
Redeker
                                   President